================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) September 11, 2006
                                                          ----------------------

                                 Tix Corporation

             (Exact name of registrant as specified in its charter)

           Delaware                        0-24592                95-4417467
-----------------------------     ------------------------   ------------------
 (State or other jurisdiction     (Commission File Number)      (IRS Employer
      of incorporation)                                      Identification No.)

   12001 Ventura Place, Suite 340, Studio City, California          91604
-----------------------------------------------------------  -------------------
                 (Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code:     (818) 761-1002
                                                        ------------------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

================================================================================

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01 Entry into a Material Definitive Agreement.

      On September 11, 2006, Mitch Francis ("Francis"), the Chief Executive Officer of Tix Corporation (the "Company"), entered into a Voting Agreement (the "Agreement") dated as of July 12, 2006 with Iqbal Ashraf, an individual ("Ashraf"). The parties entered into the Agreement in connection with the Company's $995,000 private equity financing that closed on July 11, 2006 which was reported by the Company's Current Report on Form 8-K dated July 11, 2006 and filed with the Securities and Exchange Commission on July 13, 2006.

      Pursuant to the Agreement, Ashraf agreed to grant voting power to Francis of over 2,000,000 shares of the Company's common stock and 1,000,000 shares of common stock issuable upon exercise of a warrant that Ashraf holds (the "Voting Shares"). The parties agreed that at each shareholders meeting of the Company at which a vote will take place and in connection with any action by written consent, Francis will vote the Voting Shares (or execute such written consent) or cause the Voting Shares to be voted (or such consent to be executed).

Item 1.02 Termination of a Material Definitive Agreement.

      On September 13, 2006, Tix Corporation (the "Company") repaid in full its Forbearance Agreement (the "Agreement") dated as of October 22, 2004 with Finova Capital Corporation ("Finova"). Under the Agreement, the Company repaid in full debt payable, including accrued interest, of approximately $1,180,000 by a final cash payment of $101,697.13 to Steamboat Capital VII, LLC ("Steamboat"), the assignee to all of Finova's right, title and interest in the Agreement. As a result of repaying the debt under the Agreement, the Company expects to report a non-cash gain on settlement of debt of approximately $1,079,000 during the three months ended September 30, 2006. The Company has no continuing financial obligations of any kind to Finova or Steamboat. There were no early termination or prepayment penalties incurred by the Company.

Item 8.01 Other Events

      On September 18, 2006, the Company issued a press release announcing the termination of the Forbearance Agreement with Finova. The full text of the press release is set forth in Exhibit 99.1 attached hereto and is incorporated in this Report as if fully set forth herein.

Item 9.01 Financial Statements and Exhibits

(d)   Exhibits

      The following exhibit is filed with this report:


     Exhibit
     Number                                 Description
     -------    ----------------------------------------------------------------
     99.1       Press Release dated September 18, 2006




                            [SIGNATURE PAGE FOLLOWS]

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    September 18, 2006             TIX CORPORATION


                                        By: /s/ Mitchell J. Francis
                                        ----------------------------------------
                                        Name:  Mitchell J. Francis
                                        Title: Chief Executive Officer